UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

MIND MEDICINE (MINDMED) INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500 New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 208-2454

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares	MNMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On March 28, 2022, Mind Medicine (MindMed) Inc. (the “Company”) issued a press release announcing its financial results for its fiscal year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On March 28, 2022, the Board of Directors of Mind Medicine (MindMed) Inc. (the “Company”) determined not to reappoint its principal accountant from Ernst & Young (Canada) LLP (“EY”) for the fiscal year ending December 31, 2022.

The principal accountant’s report of EY on the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 through March 28, 2022, there were no disagreements with EY, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to EY’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with any reports it would have issued. As at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 through March 28, 2022, except as set forth below, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. In connection with the preparation of our consolidated financial statements as of and for the fiscal year ended December 31, 2021, EY identified an instance of a material weakness in our internal controls over financial reporting in connection with the Company’s accounting for contracts. This reportable event was discussed among the Audit Committee and EY. EY has been authorized by the Company to respond fully to the inquiries of KPMG LLP, the successor independent registered public accounting firm, concerning this reportable event.

A letter from EY addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company with respect to EY in this Current Report on Form 8-K. A copy of such letter is furnished hereto with the filing of this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 28, 2022, the Board of Directors of the Company approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company’s engagement of KPMG is subject to the approval of the Company’s shareholders at the Company’s 2022 annual meeting.

In connection with the Company’s appointment of KPMG as the Company’s independent registered public accounting firm, the Company has not consulted with KPMG on (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of Ernst & Young (Canada) LLP, dated March 28, 2022, regarding change in independent registered public accounting firm
99.1	Press Release, dated March 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: March 28, 2022	By:	/s/ Cynthia Hu
	Name:	Cynthia Hu
	Title:	Chief Legal Officer & Secretary